SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2010
Oritani Financial Corp.

(Exact name of registrant as specified in its charter)

United States	001-33223	22-3617996

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 Pascack Road, Township of Washington, New Jersey		07676

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (201) 664-5400
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 8.01 Other Events.
     On February 19, 2010, the Boards of Directors of Oritani Financial Corp. (the “Company”), Oritani Financial Corp., MHC, (the “Mutual Holding Company”) and Oritani Bank (the “Bank”) each unanimously adopted the Plan of Conversion and Reorganization of the Mutual Holding Company (the “Plan”) pursuant to which the Mutual Holding Company will undertake a “second-step” conversion and cease to exist. The Bank will reorganize from a two-tier mutual holding company structure to a stock holding company structure. The Mutual Holding Company currently owns approximately 74.4% of the shares of common stock of the Company.
     Pursuant to the Plan, (i) the Bank will become a wholly owned subsidiary of a to-be-formed stock corporation (“New Holding Company”), (ii) the shares of common stock of the Company held by persons other than the Mutual Holding Company (whose shares will be canceled) will be converted into shares of common stock of the New Holding Company pursuant to an exchange ratio designed to preserve the percentage ownership interests of such persons, and (iii) the New Holding Company will offer and sell shares of common stock representing the ownership interest of the Mutual Holding Company to eligible members of the Mutual Holding Company in a subscription offering. The Plan is subject to regulatory approval as well as the approval of the Bank’s depositors and the Company’s shareholders (including the approval of a majority of the Company’s outstanding shares of common stock held by persons other than the Mutual Holding Company).
     Shares not subscribed for in the subscription offering are expected to be available for sale in a community offering and, if necessary, in a syndicated community offering and/or firm commitment underwritten offering. The number and price of shares to be sold in the conversion offering and the exchange ratio for current shareholders of the Company will be based on an independent appraisal.
     The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the complete text of the Plan, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference.
     The Company announced the adoption of the Plan, as well as the declaration of a quarterly cash dividend, in a press release dated February 19, 2010. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

2.1	Plan of Conversion and Reorganization

99.1	Press Release dated February 19, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORITANI FINANCIAL CORP.
DATE: February 22, 2010	By:	/s/ John M. Fields, Jr.
John M. Fields, Jr.
Executive Vice President and Chief Financial Officer